EXHIBIT 10.26                                                        [EXECUTION]


                       THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") made as of June 1, 2000 by and among Pentegra Dental Group, Inc., a Delaware corporation (herein called "Borrower"), and Bank One, Texas, N.A., individually and as Agent (herein called "Agent"), and the Lenders, including Agent, party to the Original Agreement ("Lenders"), defined below.

                              W I T N E S S E T H:

         WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 1, 1998 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which Lenders became obligated to make loans to Borrower as therein provided; and

         WHEREAS, Borrower and Lenders desire to amend the Original Agreement to modify certain terms and provisions thereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lender to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I.

                           Definitions and References

         Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

         "Amendment" means this Third Amendment to Credit Agreement.

         "Credit Agreement" means the Original Agreement as amended hereby.

                                   ARTICLE II.

                        Amendments to Original Agreement

         Section 2.1. Defined Terms. (a) The following defined terms in Section
1.1. of the Original Agreement are hereby amended in their entirety to read as follows:

                      " 'Commitment' means the amount of $10,100,000, as from time to time reduced by Borrower pursuant to Section 2.2."

                      " 'Eurodollar Margin' means:

                         (i) with respect to Eurodollar Loan 1 for each day during any Fiscal Quarter on or before September 30, 2000, the Eurodollar Margin shall be 2.5% per annum;

                         (ii) with respect to Eurodollar Loan 1 for each day during any Fiscal Quarter on or after October 1, 2000, the Eurodollar Margin shall be 3.0% per annum; and

                         (iii) with respect to Eurodollar Loan 2 for each day during any Fiscal Quarter, the Eurodollar Margin shall be 4.5% per annum.

                         " 'Maturity Date' means July 31, 2001."

                         " 'Permitted Investments' means Investments in:

                         (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

                         (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

                         (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (a) above entered into with any commercial bank meeting the specifications of clause (b) above

                         (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

                         (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

                         (f) investments in acquisitions of any Person, provided that (i) the consideration for any such acquisition shall consist solely of common stock of Borrower and capital securities of the Person so acquired, (ii) after giving effect to such acquisition, the Person so acquired shall not be liable for any Indebtedness, (iii) Borrower shall neither assume nor in any way become obligated or liable for any additional Indebtedness relating to or resulting from any such acquisition, and (iv) Borrower shall neither expend or pay any of Borrower's Cash and Cash Equivalents in connection with any such acquisition.

                         (g) credit extensions permitted by Section 7.8."

                         " 'Prime Rate' means

                         (a) with respect to Eurodollar Loan 1, on or before September 30, 2000, the base commercial rate of interest as announced from time to time by Agent (which may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers), and

                         (b) with respect to Eurodollar Loan 1, on or after October 1, 2000, the per annum rate of interest .50% above the base commercial rate of interest as announced from time to time by Agent (which may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers), and

                         (c) with respect to Eurodollar Loan 2, the per annum rate of interest 2.00% above the base commercial rate of interest as announced from time to time by Agent (which may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers)."

         (b)             The following new defined terms are hereby added to
                         Section 1.1. of the Original Agreement in appropriate alphabetical order:

                         " 'Cash and Cash Equivalents' means all of Borrower's demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof with Bank One, Arizona, N.A., but excluding any such deposits in the Remittance Account."

                         " 'Covenant Period' means a six-month period ending on March 31 and September 30 of any year."


                         " 'Dental Practice Advances' means all loans or advances by Borrower to Dental Practice Groups to provide working capital for the operations of Dental Practice Groups and for other general business purposes, an itemized listing of which is attached hereto as Schedule 1."

                  " 'Dental Practice Notes' means all promissory notes executed by Dental Practice Groups payable to Borrower to evidence their respective obligations to repay Dental Practice Advances, each note shall be due and payable in thirty-six (36) equal monthly installments over a three (3) year period and bear interest at the per annum rate of ten percent (10%) and may not be renewed, extended, or increased by Borrower."

                  " 'Dental Practice Payments' means all payments received by Borrower in respect of the Dental Practice Notes and all payments received from Non-Conforming Dental Practice Groups (as defined in
         Section 6.18) in respect of Dental Practice Advances."

                  " 'Eurodollar Loan No. 1' means the Eurodollar Loan in the principal amount of $8,000,000 bearing interest at a rate of 8.78% per annum on June 1, 2000 and having an original Interest Period which began on June 1, 1998, as continued by successive Interest Periods or converted to a Base Rate Loan."

                  " 'Eurodollar Loan No. 2' means the Eurodollar Loan in the principal amount of $2,100,000 bearing interest at a rate of 10.78% per annum on June 1, 2000 and having an original Interest Period which began on April 6, 1999, as continued by successive Interest Periods or converted to a Base Rate Loan."

                  " 'Quarterly Note Collections' means, for any Fiscal Quarter, the aggregate amount of Dental Practice Payments deposited in the Remittance Account and applied by Agent against the Obligations pursuant to Section 6.18(b)."

                  " 'Remittance Account' means account number 4848-6521 established at Bank One, Arizona, N.A. in the name of Borrower, which is a restricted account, from which Borrower may not withdraw funds except as expressly set forth herein, and which has been pledged to Agent."

         Section 2.2. Commitments to Lend; Notes. The last sentence in Section
2.1 of the Original Agreement is hereby amended in its entirety to read as follows:

         "After June 1, 2000, no new Loans shall be made under this Agreement."

         Section 2.3. Scheduled Principal and Interest Payments. Section 2.7 of the Original Agreement is hereby amended in its entirety to read as follows:

                  "Section 2.7. Scheduled Principal and Interest Payments. The principal amount of the Loans shall be due and payable as follows: (i) $250,000 of the principal amount of Eurodollar Loan 2 shall be due and payable on or before July 14, 2000, and (ii) the remainder of the principal amount of the Loans shall be due and payable in quarterly installments (subject to the proviso at the end of this sentence), each of which shall be equal to the lesser of (a) $50,000 and (b) $350,000 minus the Quarterly Note Collections and shall be due and payable on the fifteenth day of October, January, April and July of each year, beginning October 15, 2000 (the "Quarterly Payments"), and continuing regularly thereafter until the Maturity Date, on which date all unpaid principal of and accrued interest on the Loans shall be due and payable; provided that after giving effect to the payment thereof, no Quarterly Payment shall cause the aggregate amount of Borrower's Cash and Cash Equivalents as of the last day of the Fiscal Quarter immediately preceding the date of such Quarterly Payment to be less than the amount of $750,000. Payments of principal shall first be applied to Eurodollar Loan 2. In addition to principal installments described above, interest shall be due and payable quarterly as it accrues on the last day of each September, December, March and June of each year, said installments of interest beginning June 30, 2000. As soon as available, and in any event within five (5) Business Days after the end of each Fiscal Quarter, Borrower will deliver to Agent a certificate certifying the amount of Borrower's Cash and Cash Equivalents as of the end of such Fiscal Quarter, in form, substance, and detail acceptable to Agent."

         Section 2.4. Mandatory Prepayments. Section 2.8(b) of the Original Agreement is hereby deleted in its entirety.

         Section 2.5. Dental Practice Advances. The Original Agreement is hereby amended to add Section 6.18 thereto immediately following Section 6.17 thereof to read as follows:

         "Section 6.18. Dental Practice Advances.

                  (a) Prior to June 1, 2000, Borrower has made Dental Practice Advances which are not evidenced by promissory notes and which were accounted for by Borrower as accounts receivable created in the ordinary course of its business. Borrower agrees to require each Dental Practice Group to which it has made a Dental Practice Advance to either
         (i) pay in full the principal amount plus all accrued interest in respect of such Dental Practice Advance on or before August 31, 2000 or
         (ii) execute and deliver to Borrower a Dental Practice Note (collectively, the "Repayment Options"). Borrower will use its best efforts to obtain the agreement of each such Dental Practice Group to one of the Repayment Options. In the event that any such Dental Practice Group does not agree to a Repayment Option (a "Non-Conforming Dental Practice Group"), Borrower will develop a plan to pursue collection remedies against such Non-Conforming Dental Practice Group that is reasonably acceptable to Agent. On or before July 30, 2000, Borrower shall deliver to Agent a certificate signed by the chief financial officer of Borrower which (i) certifies that Borrower has required each Dental Practice Group to which Borrower has made a Dental Practice Advance to agree to a Repayment Option, (ii) attaches a schedule which lists each Dental Practice Group that has elected to execute and deliver a Dental Practice Note, and (iii) attaches a schedule which lists each Non-Conforming Dental Practice Group and the collection remedies to be pursued by Borrower, all in form, substance and detail acceptable to Agent. Borrower hereby agrees (i) to hold all Dental Practice Payments received by it in trust for the benefit of Agent and to deposit all Dental Practice Payments into the Remittance Account weekly on the last Business Day of each week and (ii) at the request of Agent, to direct all Dental Practice Groups to which it has made a Dental Practice Advance to make all Dental Practice Payments directly to the Remittance Account. As soon as available, and in any event within thirty (30) days after the end of each month, Borrower will deliver to Agent (at Borrower's expense) a certificate (i) itemizing the current balance of the Dental Practice Notes and all Dental Practice Payments received in respect thereof during such month,
         (ii) providing a current status of the collection efforts relating to each Non-Conforming Dental Practice Group, and (iii) providing such other information relating to the Dental Practice Advances as may be requested by Agent, all in form, substance, and detail acceptable to Agent.

                  (b) If no Default or Event of Default has occurred and is continuing, on the last Business Day of each week, Borrower hereby irrevocably directs Bank One, Arizona, N.A. to transfer all funds on deposit in the Remittance Account to Agent, to be applied by Agent as a payment (or a prepayment, as applicable) of the Obligations in accordance with Section 3.1. If a Default or Event of Default has occurred and is continuing, Agent may at any time and from time to time direct Bank One, Arizona, N.A. to transfer any funds on deposit in the Remittance Account to Agent, to be applied by Agent as a payment (or a prepayment, as applicable) of the Obligations in accordance with
         Section 3.1, and Borrower hereby irrevocably directs Bank One, Arizona, N.A. to strictly follow any such directions received from Agent. If a Default or Event of Default has occurred and is continuing, Agent will direct the transfer of funds and apply such funds pursuant to the immediately preceding sentence at least once per week. All principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

                  (c) Borrower hereby agrees to deliver all Dental Practice Notes to Agent on July 31, 2000, August 31, 2000 and thereafter promptly upon its receipt thereof in accordance with the requirements of the Security Documents. All such Dental Practice Notes shall be delivered in suitable form for transfer by delivery with any necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent."

         Section 2.6. Indebtedness. Section 7.1 of the Original Agreement is hereby amended in its entirety to read as follows:

                       "Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

                  (i)      the Obligations.

                  (ii)     Subordinated Debt.

                  (iii) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, excluding any renewals or extensions of such Indebtedness.
                  (iv) purchase money Indebtedness or other acquired or assumed Indebtedness in connection with Dental Practice Acquisitions consummated on or before June 1, 2000 in an aggregate principal amount not to exceed the amount of such Indebtedness outstanding as of June 1, 2000, excluding any renewals or extensions of such Indebtedness."

         Section 2.7. Limitation on Investments and New Businesses. Section 7.7 of the Original Agreement is hereby amended in its entirety to read as follows:

                       "Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments and Dental Practice Advances existing as of June 1, 2000 (which Dental Practice Advances may not be renewed, extended, or increased)."

         Section 2.8. Limitation on Investments and New Businesses. Section 7.9 of the Original Agreement is hereby amended in its entirety to read as follows:

                       "Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that Borrower shall not extend credit or make any advances or loans to any Subsidiary, any Affiliate, or any Dental Practice Group."

         Section 2.9. Dental Base. Section 7.11 of the Original Agreement is hereby deleted in its entirety.

         Section 2.10. Continuity of Founding Practices and Affiliated Practices. Section 7.12 of the Original Agreement is hereby deleted in its entirety.

         Section 2.11. Capital Expenditures. Section 7.13 of the Original Agreement is hereby deleted in its entirety.

         Section 2.12. Current Ratio. Section 7.14 of the Original Agreement is hereby amended in its entirety to read as follows:

                    "Section 7.14. Current Ratio. As of the end of each Covenant Period, the ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities (excluding any current liabilities from litigation, the Obligations and any other non-operational, non-recurring charge), all determined in accordance with GAAP, shall not be less than 1.0 to 1.0."

         Section 2.13. Total Funded Debt to Capitalization Ratio. Section 7.15 of the Original Agreement is hereby deleted in its entirety.

         Section 2.14. Total Funded Debt to EBITDA Ratio. Section 7.16 of the Original Agreement is hereby deleted in its entirety.

         Section 2.15. Total Senior Funded Debt to EBITDA Ratio. Section 7.17 of the Original Agreement is hereby deleted in its entirety.

         Section 2.16. Fixed Charge Ratio. Section 7.18 of the Original Agreement is hereby deleted in its entirety.

         Section 2.17. Debt Service Coverage Ratio. Section 7.19 of the Original Agreement is hereby amended in its entirety to read as follows:

                    "Section 7.19. Debt Service Coverage Ratio. As of the end of each Covenant Period, the ratio of (a) Borrower's EBITDA for the two consecutive Fiscal Quarters then ended, multiplied by two, to (b) scheduled principal payments on all other Indebtedness (excluding the Obligations) due during the next four Fiscal Quarters, shall not be less than 1.50 to 1.0."

         Section 2.18. Net Worth. Section 7.20 of the Original Agreement is hereby amended in its entirety to read as follows:

                    "Section 7.20. Net Worth. Borrower's Consolidated Net Worth as of the end of each Fiscal Quarter, shall not be less than $0.00; provided that Borrower's Consolidated Net Worth shall be automatically increased to reflect non-cash items (including adjustments for impairment of goodwill, bad debt reserves, accrual adjustments, depreciation, amortization, or other one-time non-cash items) on Borrower's Consolidated financial statements."

         Section 2.19. Dental Practice Acquisitions & Dental Practice Advances.
Section 7.21 of the Original Agreement is hereby amended in its entirety to read as follows:

                       "Section 7.21. Dental Practice Acquisitions & Dental Practice Advances. Borrower shall not make any Dental Practice Acquisition or make any Dental Practice Advances from and after June 1, 2000."

         Section 2.20. Bank Accounts. The Original Agreement is hereby amended to add Section 7.22 thereto immediately following Section 7.21 thereof read as follows:

                       "Section 7.21. Bank Accounts. Borrower shall not establish any demand, time, savings, passbook, or similar account or certificate of deposit at any bank or other depository or financial institution other than Bank One, Arizona, N.A."


                                   ARTICLE III

                            Fees and Other Agreements

         Section 3.1. No Optional Conversion to Base Rate Loans. After June 1, 2000, Borrower shall not have the option to convert Eurodollar Loan No.1 or Eurodollar Loan No. 2 to a Base Rate Loan; provided, however, that Eurodollar Loan No.1 and/or Eurodollar Loan No. 2 may be converted to Base Rate Loans by Agent pursuant to Sections 3.2 through 3.5.

         Section 3.2. Amendment Fee. In consideration of Agent and each Lenders' agreement to enter into this Amendment, Borrower will pay to Agent for the account of Lenders an amendment fee in the aggregate amount of $20,000 (the "Amendment Fee"), which shall be due and payable on the date of effectiveness of this Amendment.

         Section 3.3. Additional Security. Pursuant to Section 6.15 of the Credit Agreement, Lender hereby requests and Borrower hereby agrees to grant security interests in additional collateral to further secure the Obligations and to modify existing Security Documents on or before July 31, 2000, each in form and substance satisfactory to Agent, in order to effect the following:

         (a) to grant new liens in all of Borrower's inventory and equipment, including that inventory and equipment used in all Dental Practice Groups, and in any of Borrower's other personal property;

         (b) to grant new liens in all of Borrower's stock or other equity interests in any Dental Practice Groups;

         (c) to modify existing Security Documents to confirm that all right, title and interest of Borrower in and to all management service agreements and receivables of the Dental Practice Groups which secure such management service agreements are covered by the Security Documents;

         (d) to obtain security agreements covering the accounts receivable of each Dental Practice Group acquired as part of a Dental Practice Acquisition, and assigning each such agreement to Agent for the benefit of Lenders; and

         (e) to execute and file all necessary UCC-1 and UCC-3 financing statements covering all additional collateral above and reflecting Borrower's name change to e-dentist.com upon the occurrence of such change.

         Section 3.4. Waiver of Financial Covenants. In connection with Borrower's creation of an additional reserve for bad debts totaling $4,200,000, on Borrower's financial statements as of March 31, 2000 (collectively, the "Financial Statement Changes"), Agent (on behalf of Lenders) hereby waives any Default or Event of Default resulting from any violations of Sections 7.14, 7.15, 7.16, 7.17, and 7.19 of the Credit Agreement as of March 31, 2000.


                                   ARTICLE IV.

                           Conditions of Effectiveness

         Section 4.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

             (a) Agent shall have received all of the following, at Agent's office, duly executed and delivered and in form and substance satisfactory to Agent, all of the following:

                (i)   this Amendment;

                (ii)  a Consent of Guarantor in the form attached hereto;

                (iii) a certificate of the President and Secretary of Borrower dated the date of this Amendment certifying as to certain corporate matters and that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness;

                (iv)  the Amendment Fee described in Section 3.1;

                (v) a First Amendment to Security Agreement dated the date of this Amendment;

                (vi) UCC-1 financing statements naming Borrower, as debtor, and Agent, as secured party, covering the Remittance Account, to be filed with the Secretary of State of Arizona and the Secretary of State of Texas;

                (vii) an Acknowledgment Agreement among Borrower, Agent, and
                      Bank One, Arizona, N.A.;

                (viii) such other supporting documents as Agent may reasonably request;

         (b) Borrower shall have paid, in connection with such Loan Documents, all recording, handling, amendment and other fees required to be paid to Agent pursuant to any Loan Documents; and

         (c) Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Agent pursuant to any Loan Documents, or otherwise due Agent and including fees and disbursements of Agent's attorneys.


                                   ARTICLE V.

                         Representations and Warranties

                Section 5.1. Representations and Warranties of Borrower. In order to induce Agent to enter into this Amendment, Borrower represents and warrants to Agent that:

                             (a) The representations and warranties contained in
                Article V of the Original Agreement, are true and correct at and as of the time of the effectiveness hereof except to the extent that the facts upon which such representations are based have been changed by transactions and events expressly permitted by the Credit Agreement.

                             (b) Borrower is duly authorized to execute and
                deliver this Amendment and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of its obligations hereunder and thereunder.

                             (c) The execution and delivery by Borrower of this
                Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or any of its organizational documents, or of any material agreement, judgment, license, order or permit applicable to or binding upon it, or result in the creation of any lien, charge or encumbrance upon any assets or properties or any of its assets. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

                             (d) When duly executed and delivered, each of this
                Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

                             (e) The audited annual Consolidated financial
                statements of Borrower dated as of March 31, 1999 and the unaudited quarterly Consolidated financial statements of Borrower dated as of December 31, 1999 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no Material Adverse Change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

                             (f) Attached hereto as Schedule 1 is a true,
                correct, and complete list of each Dental Practice Advance made by Borrower on or prior to the date hereof which has not been repaid in full.


                                   ARTICLE VI.

                                  Miscellaneous

         Section 6.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

         Section 6.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loan, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Guarantor or Borrower hereunder or under the Credit Agreement to Agent shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Person under this Amendment and under the Credit Agreement.

         Section 6.3. Release of Claims. Borrower hereby releases and forever discharges Agent, together with its employees, agents, attorneys, officers, and directors (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to the Original Agreement, including but not limited to claims of usury (although no such claims are known to exist) (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this Section 5.3 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

         Section 6.4. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

         Section 6.5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 6.6. Counterparts; fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                                    PENTEGRA DENTAL GROUP, INC.
                                    Borrower


                                    By: _________________________________
                                           James M. Powers, Jr.
                                           President & Chief Executive Officer



                                    BANK ONE, TEXAS, N.A.
                                    Agent and Lender


                                    By: _________________________________
                                           Bonnie D. Wilson
                                           Vice President

                                                                      SCHEDULE 1

                            DENTAL PRACTICE ADVANCES

                                                               [THIRD AMENDMENT]

                              CONSENT AND AGREEMENT

         Pentegra Investments, Inc., a Delaware corporation, hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein and
(ii) ratifies and confirms the Guaranty dated as of June 1, 1998 made by it for the benefit of Bank One Texas, N.A. and any other Lenders that become parties to the Credit Agreement ("Guaranty") and (iii) agrees that all of its respective obligations and covenants thereunder (to the extent it is a party thereto) shall remain unimpaired by the execution and delivery of the Amendment and the other documents and instruments executed in connection therewith and that the Guaranty shall remain in full force and effect.

         THIS CONSENT AND AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, this Consent and Agreement is executed by the undersigned and is made effective as of June 1, 2000.



                                           PENTEGRA INVESTMENTS, INC.




                                           By: ________________________________
                                               Sam H. Carr
                                               Senior Vice President